UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 4, 2013

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13752 (Commission File Number)	54-1727060 (I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road
Midland, Virginia 22728
(Address of principal executive offices)

 (504) 439-3266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to A Vote of Security Holders

The Company held its Annual Meeting of Stockholders on September 4, 2013 (“2013 Annual Meeting”). There were four proposals presented by the management of the Company and all were approved as follows:

Proposal No. 1.    Election of Directors

The election of the following individuals to serve as directors until the next annual meeting or until their successors are duly elected and qualified.

	For	Withheld	Non Votes
Rodney I. Smith	1,324,206	617,280	1,848,439
Ashley B. Smith	1,324,206	617,280	1,848,439
Wesley A. Taylor	1,325,006	616,480	1,848,439
Frederick L. Russell	1,313,252	628,234	1,848,439
G.E. "Nick" Borst	1,325,806	615,680	1,848,439

Proposal No. 2.	Proposal to Ratify and Approve the Selection of BDO USA, LLP as the Independent Auditors for the Company for the Year Ending December 31, 2013

For	Against	Abstain	Non Votes
3,668,713	115,337	5,875	—

Proposal No. 3.    Advisory Vote on Named Executive Officer Compensation

For	Against	Abstain	Non Votes
1,738,956	186,980	15,550	1,848,439

Proposal No. 4.	Frequency of Advisory Votes Regarding Executive Compensation

1 Year	2 Years	3 Years	Abstain	Non Votes
875,327	19,950	945,542	100,667	1,848,439

In accordance with the result of this vote, the Board of Directors determined to implement a three year advisory vote on executive compensation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2013
SMITH-MIDLAND CORPORATION

By: /s/ William A. Kenter
William A. Kenter Chief Financial Officer